Exhibit 99.2
SUPPLEMENTAL
FINANCIAL
INFORMATION

For the three months ended March 31, 2022

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the ongoing adverse effect and the ultimate duration of the COVID-19 pandemic, and federal, state, and/or local regulatory guidelines and private business actions to control it, on the financial condition, operating results and cash flows of Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR"), the Company’s tenants and their customers, the use of and demand for retail space, the real estate market in which the Company operates, the U.S. economy, the global economy and the financial markets; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; general volatility of the capital markets and the market price of our common and preferred stock; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; litigation risks; lease-up risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors, including the discontinuation of the London Interbank Offered Rate (“LIBOR”); changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a real estate investment trust (“REIT”) in light of economic, market, legal, tax and other considerations; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

WHLR | Financial & Operating Data	2

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Senior Subordinated Convertible Notes due 2031, trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors
Stefani D. Carter (Chair)	Michelle D. Bergman
Saverio M. Flemma	Paula J. Poskon
E. J. Borrack	Joseph D. Stilwell
Kerry G. Campbell

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
For the Three Months Ended March 31, 2022

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(6,844)
Net loss per basic and diluted shares	$(0.70)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$(2,403)
FFO per common share and OP unit	$(0.24)
Adjusted FFO (AFFO) (in 000s) (1)	$2,340
AFFO per common share and OP unit	$0.24

Assets and Leverage
Investment Properties, net of $70.4 million accumulated depreciation (in 000s)	$384,327
Cash and Cash Equivalents (in 000s)	$21,109
Total Assets (in 000s)	$460,036
Debt to Total Assets	74.24%
Debt to Gross Asset Value	60.50%

Market Capitalization
Common shares outstanding	9,723,093
OP units outstanding	215,343
Total common shares and OP units	9,938,436

	Shares Outstanding at March 31, 2022	First Quarter stock price range	Stock price as of March 31, 2022
Common Stock	9,723,093	$1.51-$2.36	$2.30
Series B preferred shares	1,868,343	$6.08-$7.88	$6.89
Series D preferred shares	3,152,392	$12.81-$15.55	$14.40

Total debt (in 000s)	341,548
Common Stock market capitalization (as of March 31, 2022 closing stock price, in 000s)	22,363

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,391,432
Occupancy Rate	93.7%
Leased Rate (2)	95.8%
Annualized Base Rent (in 000s)	$48,853
Total number of leases signed or renewed during the first quarter of 2022	57
Total sq. ft. leases signed or renewed during the first quarter of 2022	160,924

(1)    See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through April 4, 2022 that commence subsequent to the end of current period.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three months ended March 31, 2022. For the three months ended March 31, 2022 and 2021, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was ($0.70) per share and ($0.20) per share, respectively.
2022 FIRST QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio was 95.8% leased as of March 31, 2022, a 160 basis point increase from 94.2% December 31, 2021.
•The Company's real estate portfolio was 93.7% occupied as of March 31, 2022, a 210 basis point increase from 91.6% at December 31, 2021, with one anchor tenant accounting for 117 basis points of the increase.
•The Company invested $1.5 million in capital expenditures into the properties during the three months ended March 31, 2022.
•Quarter-To-Date Leasing Activity
•Executed 34 lease renewals totaling 92,005 square feet at a weighted-average increase of $1.15 per square foot, representing an increase of 5.86% over in-place rental rates.
•Signed 23 new leases totaling 68,919 square feet with a weighted-average rental rate of $13.09 per square foot.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next nine months and includes month-to-month leases, increased to approximately 5.01% at March 31, 2022, compared to 4.43% at March 31, 2021. At March 31, 2022, 49.21% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 17 and provides additional details on the Company's leases).
•As of March 31, 2022, the Company signed leases representing $930 thousand of annualized base rent ("ABR"). Rent will commence on these leases within the next twelve months.
OPERATIONS
•Total revenue increased by 5.22% or $769 thousand primarily due to changes described below in the same store section, partially offset by the decrease from sold properties.
•Total operating expenses increased by 5.97% or $608 thousand primarily a result of an increase in impairment expense and higher property operating expenses, partially offset by a decrease in corporate general and administrative ("CG&A") expense and depreciation and amortization. The decrease in CG&A expense is primarily due to $357 thousand decrease in professional fees associated lower legal fees and $152 thousand decrease in capital and debt financing costs partially offset by an increase in compensation and benefits.
FINANCIAL
•Funds from operations ("FFO") of ($2.4) million, or ($0.24) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(2.6) million, or ($0.26) per share.
•Adjusted Funds from Operations ("AFFO") of $0.24 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.12 per share.
SAME STORE
•Same store Net Operating Income ("NOI") increased by 4.17% and by 6.13% on a cash basis. Same store results were impacted by a 6.39% increase in revenue due to increased occupancy. Additionally, same store property expenses increased by 11.01% primarily driven by increases in grounds and landscaping.
CAPITAL MARKETS
•Recognized a non-operating loss of $4.0 million due to the change in fair market value of the derivative liabilities. The largest impact on the derivative liabilities' valuation is a result of increased fair market value of the Company's securities associated with each derivative and the 2021 features on Convertible Notes.
•At March 31, 2022, assets held for sale included Harbor Pointe Associates, LLC, which holds an approximate 5 acre land parcel ("Harbor Pointe Land Parcel").
•Recognized $660 thousand in impairment expense on Harbor Pointe Land Parcel.
•Loans payable decreased $4.7 million and were impacted by:

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	6

•$3.1 million paydown with the sale of Walnut Plaza and final principal payment; and
•$1.6 million monthly principal payments.
DISPOSITIONS
•On January 11, 2022, the Company sold Walnut Hill Plaza for $1.9 million, generating a loss of $15 thousand and net proceeds of $1.8 million, which were used to pay down the loan collateralized by the property.

OTHER
•The Company recognized non-operating expenses of $691 thousand due to legal settlement costs.
•On March 2, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P., WHLR Merger Sub Inc., and WHLR OP Merger Sub LLC, pursuant to which the Company agreed to acquire Cedar, including 19 of its shopping center assets, in an all-cash merger transaction (the “Cedar Acquisition”). Cedar Acquisition is conditioned on, among other things, the completion of Cedar’s previously announced sale of 33 grocery-anchored shopping centers and sale of certain redevelopment assets.
The Cedar Acquisition is expected to increase the Company’s presence in the Northeast, and create a total operating portfolio of 76 shopping centers (the majority of which will be grocery-anchored), consisting of approximately 8.3 million square feet of gross leasable area.

BALANCE SHEET
•Cash and cash equivalents totaled $21.1 million, compared to $22.9 million at December 31, 2021.
•Restricted cash totaled $15.7 million, compared to $17.5 million at December 31, 2021. The funds at March 31, 2022 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $341.5 million, compared to $346.3 million at December 31, 2021.
•WHLR's weighted-average interest rate on property level debt was 4.67% with a term of 3.27 years, compared to 4.68% with a term of 3.50 years at December 31, 2021. WHLR's weighted-average interest rate on all debt was 4.89% with a term of 3.90 years, compared to 4.90% with a term of 4.13 years at December 31, 2021.
•Net investment properties totaled $384.3 million compared to $386.7 million as of December 31, 2021.

DIVIDENDS
•The total cumulative dividends in arrears for Series D Preferred (per share $8.97) is $28.3 million, of which $2.1 million is attributable to the three months ended March 31, 2022.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	7

Consolidated Balance Sheets
$ in 000s, except par value and share data

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS:
Investment properties, net	$384,327	$386,730
Cash and cash equivalents	21,109	22,898
Restricted cash	15,709	17,521
Rents and other tenant receivables, net	8,839	9,233
Assets held for sale	519	2,047
Above market lease intangibles, net	2,185	2,424
Operating lease right-of-use assets	12,381	12,455
Deferred costs and other assets, net	14,967	11,973
Total Assets	$460,036	$465,281
LIABILITIES:
Loans payable, net	$331,143	$333,283
Liabilities associated with assets held for sale	—	3,381
Below market lease intangibles, net	3,180	3,397
Derivative liabilities	8,738	4,776
Operating lease liabilities	12,999	13,040
Accounts payable, accrued expenses and other liabilities	12,201	11,054
Total Liabilities	368,261	368,931
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 shares authorized, 3,152,392 shares issued and outstanding; $107.09 million and $104.97 million aggregate liquidation value, respectively)	94,791	92,548

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,868,343 and 1,872,448 shares issued and outstanding, respectively; $46.71 million and $46.81 million aggregate liquidation preference)	41,121	41,189
Common Stock ($0.01 par value, 200,000,000 shares authorized 9,723,093 and 9,720,532 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	234,319	234,229
Accumulated deficit	(280,951)	(274,107)
Total Stockholders’ Equity	(4,961)	1,861
Noncontrolling interests	1,945	1,941
Total Equity	(3,016)	3,802
Total Liabilities and Equity	$460,036	$465,281

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	8

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended March 31,
	2022	2021
REVENUE:
Rental revenues	$15,332	$14,656
Other revenues	165	72
Total Revenue	15,497	14,728
OPERATING EXPENSES:
Property operations	5,250	4,884
Depreciation and amortization	3,616	3,716
Impairment of assets held for sale	660	—
Corporate general & administrative	1,264	1,582
Total Operating Expenses	10,790	10,182
(Loss) gain on disposal of properties	(15)	176
Operating Income	4,692	4,722
Interest income	13	—
Interest expense	(4,628)	(8,961)
Net changes in fair value of derivative liabilities	(3,962)	(347)
Other income	—	552
Other expense	(691)	—
Net Loss	(4,576)	(4,034)
Less: Net income attributable to noncontrolling interests	4	15
Net Loss Attributable to Wheeler REIT	(4,580)	(4,049)
Preferred Stock dividends - undeclared	(2,264)	(2,273)
Deemed contribution related to preferred stock redemption	—	4,389
Net Loss Attributable to Wheeler REIT Common Stockholders	$(6,844)	$(1,933)

Loss per share:
Basic and Diluted	$(0.70)	$(0.20)
Weighted-average number of shares:
Basic and Diluted	9,720,589	9,704,638

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	9

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended March 31,
	2022	2021
Net Loss	$(4,576)	$(4,034)
Depreciation and amortization of real estate assets	3,616	3,716
Impairment of assets held for sale	660	—
Loss (gain) on disposal of properties	15	(176)
FFO	(285)	(494)
Preferred stock dividends - undeclared (3)	(2,264)	(2,273)
Preferred stock accretion adjustments	146	162
FFO available to common stockholders and common unitholders	(2,403)	(2,605)
Capital related costs	(24)	128
Other non-recurring and non-cash expenses (2)	701	145
Net changes in fair value of derivative liabilities	3,962	347
Straight-line rental revenue, net straight-line expense	(69)	(214)
Loan cost amortization	420	3,642
Above (below) market lease amortization	23	(12)
Recurring capital expenditures and tenant improvement reserves	(270)	(276)
AFFO	$2,340	$1,155

Weighted Average Common Shares	9,720,589	9,704,638
Weighted Average Common Units	215,343	223,665
Total Common Shares and Units	9,935,932	9,928,303
FFO per Common Share and Common Units	$(0.24)	$(0.26)
AFFO per Common Share and Common Units	$0.24	$0.12

(1)    See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2022.
(3)     Restated the 2021 values as a result of the common stockholders of the Company vote to amend the Company’s Charter to remove the cumulative dividend rights of the Series A Preferred and Series B Preferred on November 3, 2021.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	10

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended March 31,
	Same Store		Non-same Store		Total
	2022	2021	2022	2021	2022	2021

Net Loss	$(4,539)	$(3,210)	$(37)	$(824)	$(4,576)	$(4,034)
Adjustments:
Other expense	691	—	—	—	691	—
Net changes in fair value of derivative liabilities	3,962	347	—	—	3,962	347
Interest expense	4,616	8,059	12	902	4,628	8,961
Interest income	(13)	—	—	—	(13)	—
Loss (gain) on disposal of properties	—	—	15	(176)	15	(176)
Corporate general & administrative	1,257	1,540	7	42	1,264	1,582
Impairment of assets held for sale	660	—	—	—	660	—
Depreciation and amortization	3,616	3,661	—	55	3,616	3,716
Other non-property revenue	(8)	(565)	—	—	(8)	(565)
Property Net Operating Income	$10,242	$9,832	$(3)	$(1)	$10,239	$9,831

Property revenues	$15,486	$14,556	$3	$159	$15,489	$14,715
Property expenses	5,244	4,724	6	160	5,250	4,884
Property Net Operating Income	$10,242	$9,832	$(3)	$(1)	$10,239	$9,831
(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended March 31,
		2022	2021
Net Loss		$(4,576)	$(4,034)
Add back:	Depreciation and amortization (1)	3,639	3,704
	Interest expense (2)	4,628	8,961
EBITDA		3,691	8,631
Adjustments for items affecting comparability:
	Capital related costs	(24)	128
	Change in FMV of derivative liabilities	3,962	347
	Other non-recurring and non-cash expenses (3)	691	(552)
	Impairment of assets held for sale	660	—
	Loss (gain) on disposal of properties	15	(176)
Adjusted EBITDA		$8,995	$8,378
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended March 31, 2022.
(4)    See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	12

Debt Summary
$ in 000s
Loans Payable:         $341.55 million
Weighted Average Interest Rate:     4.89%

Property/Description	Monthly Payment	Interest Rate	Maturity	March 31, 2022	December 31, 2021
Litchfield Market Village	$46,057	5.50%	November 2022	$7,274	$7,312
Twin City Commons	$17,827	4.86%	January 2023	2,824	2,843
New Market	$48,747	5.65%	June 2023	6,233	6,291
Benefit Street Note (3)	$53,185	5.71%	June 2023	6,853	6,914
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,466	5,488
JANAF	$333,159	4.49%	July 2023	46,592	47,065
First National Bank (6) (7)	$24,656	LIBOR + 350 basis points	August 2023	723	789
Lumber River (7)	$10,723	LIBOR + 350 basis points	September 2023	1,277	1,296
Tampa Festival	$50,797	5.56%	September 2023	7,708	7,753
Forrest Gallery	$50,973	5.40%	September 2023	8,016	8,060
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,201	11,259
JANAF Bravo	$35,076	5.00%	May 2024	5,905	5,936
Cypress Shopping Center	$34,360	4.70%	July 2024	5,999	6,031
Port Crossing	$34,788	4.84%	August 2024	5,744	5,778
Freeway Junction	$41,798	4.60%	September 2024	7,391	7,431
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,247	3,267
Bryan Station	$23,489	4.52%	November 2024	4,203	4,226
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,825	7,861
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,721	5,757
Folly Road	$41,482	4.65%	March 2025	7,020	7,063
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,464	4,483
JANAF BJ's	$29,964	4.95%	January 2026	4,694	4,725
Tuckernuck	$32,202	5.00%	March 2026	5,018	5,052
Chesapeake Square	$23,857	4.70%	August 2026	4,170	4,192
Sangaree/Tri-County	$32,329	4.78%	December 2026	6,153	6,176
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,243	8,277
Village of Martinsville	$89,664	4.28%	July 2029	15,486	15,589
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (8)	$100,222	4.25%	September 2031	18,325	18,430
Convertible Notes	Interest only	7.00%	December 2031	33,000	33,000
Walnut Hill Plaza	$26,850	5.50%	March 2023	—	3,145
Total Principal Balance (1)				341,548	346,262
Unamortized debt issuance cost (1)				(10,405)	(9,834)
Total Loans Payable, including assets held for sale				331,143	336,428
Less loans payable on assets held for sale, net loan amortization costs				—	3,145
Total Loans Payable, net				$331,143	$333,283
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Surrey Plaza and Amscot Building.
(7) Certain loans bear interest at a variable interest rate equal to LIBOR or another index rate, subject to a floor, in each case plus or minus a specified margin.
(8) October 2026 the interest rate changes to variable interest rate equal to the 5 Year U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	13

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining nine months ended December 31, 2022	$11,848	3.47%
December 31, 2023	86,294	25.27%
December 31, 2024	50,490	14.78%
December 31, 2025	92,016	26.94%
December 31, 2026	23,530	6.89%
December 31, 2027	8,711	2.55%
Thereafter	68,659	20.10%
Total principal repayments and debt maturities	$341,548	100.00%

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	14

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,208	$7.96
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	94.1%	90.0%	66,613	1,156	17.35
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	460	13.18
Brook Run Shopping Center	Richmond, VA	20	147,738	87.8%	87.8%	129,710	1,225	9.44
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	617	11.37
Butler Square	Mauldin, SC	16	82,400	98.2%	98.2%	80,950	858	10.60
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	502	10.03
Chesapeake Square	Onley, VA	14	108,982	99.1%	99.1%	108,016	830	7.68
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	379	8.32
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	953	5.59
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	452	13.62
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	733	15.33
Forrest Gallery	Tullahoma, TN	27	214,451	91.1%	80.8%	173,289	1,293	7.46
Fort Howard Shopping Center	Rincon, GA	19	113,652	100.0%	95.1%	108,120	1,062	9.83
Freeway Junction	Stockbridge, GA	16	156,834	99.3%	96.4%	151,199	1,290	8.53
Franklin Village	Kittanning, PA	26	151,821	100.0%	100.0%	151,821	1,306	8.60
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	592	9.06
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	718	7.70
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	450	8.24
JANAF (4)	Norfolk, VA	118	798,086	95.6%	93.2%	743,936	8,865	11.92
Laburnum Square	Richmond, VA	19	109,405	96.9%	96.9%	106,045	964	9.09
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	539	10.26
LaGrange Marketplace	LaGrange, GA	12	76,594	84.3%	84.3%	64,600	358	5.54
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	363	8.32
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	257	6.56
Litchfield Market Village	Pawleys Island, SC	22	86,740	98.8%	97.1%	84,237	980	11.63
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	455	6.93
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	11	56,100	100.0%	92.0%	51,600	585	11.34
New Market Crossing	Mt. Airy, NC	12	117,076	100.0%	100.0%	117,076	1,030	8.80
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	354	8.27
Pierpont Centre	Morgantown, WV	16	111,162	95.4%	95.4%	106,042	1,058	9.97
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	861	13.17
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	100.0%	100.0%	91,188	766	8.40
Rivergate Shopping Center	Macon, GA	24	193,960	87.0%	87.0%	168,816	2,457	14.56
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	708	10.58
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	99.1%	97.3%	55,084	634	11.52
South Lake	Lexington, SC	10	44,318	97.3%	97.3%	43,118	239	5.54
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	387	6.58
South Square	Lancaster, SC	6	44,350	80.9%	80.9%	35,900	302	8.40
St. George Plaza	St. George, SC	8	59,174	100.0%	96.3%	56,999	407	7.14
Sunshine Plaza	Lehigh Acres, FL	22	111,189	99.6%	99.6%	110,743	1,073	9.69
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	15

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	19	137,987	97.7%	64.6%	89,166	$912	$10.23
Tri-County Plaza	Royston, GA	6	67,577	88.8%	88.8%	59,977	420	7.00
Tuckernuck	Richmond, VA	17	93,440	100.0%	98.2%	91,745	974	10.70
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	97.5%	46,480	464	9.98
Village of Martinsville	Martinsville, VA	21	290,902	97.7%	97.7%	284,294	2,320	8.21
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	500	10.06
Westland Square	West Columbia, SC	11	62,735	100.0%	100.0%	62,735	534	8.51
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	646	15.88
		782	5,391,432	95.8%	93.7%	5,053,711	$48,853	$9.67

(1)    Reflects leases executed through April 4, 2022 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	16

Top Ten Tenants by Annualized Base Rent
Total Tenants : 782

Tenants	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
Food Lion	$4,430	9.07%	551,469	10.23%	$8.03
Kroger Co. (1)	2,097	4.29%	239,482	4.44%	8.76
Piggly Wiggly	1,495	3.06%	202,968	3.76%	7.37
Dollar Tree (2)	1,192	2.44%	148,605	2.76%	8.02
Lowes Foods (3)	1,181	2.42%	130,036	2.41%	9.08
Winn Dixie	887	1.82%	133,575	2.48%	6.64
Planet Fitness	837	1.71%	100,427	1.86%	8.33
Hobby Lobby	717	1.47%	114,298	2.12%	6.27
Big Lots	679	1.39%	105,674	1.96%	6.43
BJ'S Wholesale Club	651	1.33%	147,400	2.73%	4.42
	$14,166	29.00%	1,873,934	34.75%	$7.56
(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 9 / Family Dollar 6
(3) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	337,721	6.26%	—%	$—	—%	$—
MTM	9	21,283	0.39%	0.42%	299	0.61%	14.05
2022	66	249,322	4.62%	4.93%	2,456	5.03%	9.85
2023	134	794,423	14.73%	15.72%	7,132	14.60%	8.98
2024	139	743,355	13.79%	14.71%	7,310	14.96%	9.83
2025	122	868,631	16.11%	17.19%	8,710	17.83%	10.03
2026	118	799,251	14.82%	15.82%	8,041	16.46%	10.06
2027	83	362,811	6.73%	7.18%	4,189	8.57%	11.55
2028	22	336,946	6.25%	6.67%	2,426	4.97%	7.20
2029	22	156,710	2.91%	3.10%	1,535	3.14%	9.80
2030	16	258,565	4.80%	5.12%	2,055	4.21%	7.95
2031 & thereafter	51	462,414	8.59%	9.14%	4,700	9.62%	10.17
Total	782	5,391,432	100.00%	100.00%	$48,853	100.00%	$9.67

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	17

Lease Expiration Schedule (continued)

Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	174,013	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2022	—	—	—	—%	—	2	71,203	435	2.33%	6.11
2023	2	43,392	420	21.47%	9.68	13	460,495	2,894	15.48%	6.28
2024	1	32,000	125	6.39%	3.91	9	351,977	2,331	12.47%	6.62
2025	2	84,633	619	31.65%	7.31	12	472,936	3,782	20.23%	8.00
2026	1	20,152	97	4.96%	4.81	13	435,435	3,505	18.75%	8.05
2027	2	45,759	323	16.50%	7.06	2	57,345	447	2.39%	7.79
2028	—	—	—	—%	—	7	280,841	1,637	8.76%	5.83
2029	1	21,213	317	16.21%	14.94	2	45,700	307	1.64%	6.72
2030	—	—	—	0.01%	—	3	216,346	1,359	7.27%	6.28
2031+	1	20,858	55	2.81%	2.64	8	282,952	1,996	10.68%	7.05
Total	10	442,020	$1,956	100.00%	$7.30	71	2,675,230	$18,693	100.00%	$6.99

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	163,708	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	9	21,283	299	2.17%	14.05	—	—	—	—%	—
2022	44	116,167	1,087	7.88%	9.36	20	61,952	934	6.48%	15.08
2023	71	144,646	1,916	13.88%	13.25	48	145,890	1,902	13.21%	13.04
2024	80	178,034	2,384	17.27%	13.39	49	181,344	2,470	17.15%	13.62
2025	69	166,368	2,245	16.27%	13.49	39	144,694	2,064	14.33%	14.26
2026	63	164,375	2,186	15.84%	13.30	41	179,289	2,253	15.64%	12.57
2027	49	120,557	1,618	11.72%	13.42	30	139,150	1,802	12.51%	12.95
2028	10	34,589	521	3.78%	15.06	5	21,516	268	1.86%	12.46
2029	8	26,250	261	1.89%	9.94	11	63,547	650	4.51%	10.23
2030	7	23,103	296	2.14%	12.81	6	19,116	400	2.78%	20.92
2031+	20	62,918	988	7.16%	15.70	22	95,686	1,660	11.53%	17.35
Total	430	1,221,998	$13,801	100.00%	$13.04	271	1,052,184	$14,403	100.00%	$13.69

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	18

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended March 31,
	2022	2021
Renewals(1):
Leases renewed with rate increase (sq feet)	66,348	145,173
Leases renewed with rate decrease (sq feet)	5,328	24,873
Leases renewed with no rate change (sq feet)	20,329	17,959
Total leases renewed (sq feet)	92,005	188,005

Leases renewed with rate increase (count)	20	27
Leases renewed with rate decrease (count)	2	5
Leases renewed with no rate change (count)	12	8
Total leases renewed (count)	34	40

Option exercised (count)	2	4

Weighted average on rate increases (per sq foot)	$1.15	$0.68
Weighted average on rate decreases (per sq foot)	$(2.13)	$(1.15)
Weighted average rate on all renewals (per sq foot)	$0.71	$0.38

Weighted average change over prior rates	5.86%	4.22%

New Leases(1) (2):
New leases (sq feet)	68,919	112,594
New leases (count)	23	19
Weighted average rate (per sq foot)	$13.09	$8.25

Gross Leasable Area ("GLA") expiring during the next 9 months, including month-to-month leases	5.01%	4.43%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	19

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	20

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 3/31/2022 unless otherwise stated	21